NINTH AMENDMENT TO THE

NORTHERN LIGHTS FUND TRUST II

CUSTODYAGREEMENT

This nineth amendment is made and entered into as of the last date in the signature block (the “Effective Date”), to the Custody Agreement dated as of May 26, 2015, as amended (the “Agreement”), by and between NORTHERN LIGHTS FUND TRUST II, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION (the “Custodian:”).

WHEREAS, the Trust and the Custodian have entered into the Agreement;

WHEREAS, the Parties desire to update the funds list, Exhibit B of the Agreement, to add the following funds:

•	Acclivity Mid Cap Multi-Style Fund
•	Acclivity Small Cap Value Fund
•	Beacon Dynamic Allocation Fund
•	Dynamic International Opportunity Fund
•	Dynamic U.S. Opportunity Fund
•	Longboard Fund
•	North Star Bond Fund
•	North Star Dividend Fund
•	North Star Micro Cap Fund
•	North Star Opportunity Fund

WHEREAS, the Parties desire to amend the Agreement to reflect the following name changes:

•	Hodges Small Cap Growth Fund (f/k/a Hodges Small Cap Fund)
•	Longboard Fund (f/k/a Longboard Alternative Growth Fund)

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	As of the Effective Date, Exhibit B is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

2.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this amendment to be executed in their names and on their behalf by and through their duly authorized officers on the Effective Date.

Northern Lights Fund Trust II	U.S. BANK NATIONAL ASSOCIATION

By: /s/Kent Barnes	By: /s/Gregory Farley
Name: Kent Barnes	Name: Gregory Farley
Title: Secretary	Title: Senior Vice President
Date: February 6, 2026	Date: 2/9/2026

Exhibit B

Separate Series of Northern Lights Fund Trust II

Acclivity Mid Cap Multi-Style Fund

Acclivity Small Cap Value Fund

Beacon Dynamic Allocation Fund

Dynamic International Opportunity Fund

Dynamic U.S. Opportunity Fund

Hodges Fund

Hodges Blue Chip Equity Income Fund

Hodges Small Cap Growth Fund

Hodges Small Intrinsic Value Fund

Invenomic Fund

Longboard Fund

North Star Bond Fund

North Star Dividend Fund

North Star Micro Cap Fund

North Star Opportunity Fund

North Star Small Cap Value Fund